SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)
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EPIC BANCORP
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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630 Las Gallinas Avenue
San Rafael, CA 94903
(415) 526-6400

April 15, 2008

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders of Epic Bancorp to be held at 5:30 p.m. on Monday, June 9, 2008 at the San Rafael Corporate Center, 750 Lindaro Street, Tamalpais Room, San Rafael, California.

At this year’s meeting you will be asked to vote for six persons, Allan G. Bortel, Evelyn S. Dilsaver, Mark Garwood, Carolyn B. Horan, Paul David Schaeffer and Richard E. Smith, to be elected to Epic Bancorp’s Board of Directors. The Board of Directors recommends that you vote “for” each of the Nominees.

You will also be asked to approve an amendment to Epic Bancorp’s Articles of Incorporation changing Epic Bancorp’s name to Tamalpais Bancorp. The Board of Directors recommends that you vote “for” this proposal. In anticipation of the approval of the name change, we have reserved the ticker symbol “TAMB” with NASDAQ.

You will also be asked to vote to ratify the selection of Vavrinek, Trine, Day & Co., LLP to serve as the independent public accountant to Epic Bancorp for the 2008 fiscal year. The Board of Directors recommends that you vote “for” this proposal.

You may also be asked to vote on any other matters as may properly come before the meeting.

In addition to the formal business, we will report to you on Epic Bancorp’s, Tamalpais Wealth Advisor’s and Tamalpais Bank’s 2007 results and our goals as we look forward to 2008 and beyond.

We hope you will be able to attend. However, your shares cannot be voted unless you sign, date and return the enclosed proxy card or attend the annual meeting in person.

Cordially,

/s / Carolyn Horan	/s / Mark Garwood

Carolyn B. Horan, Ed.D.	Mark Garwood
Chairman	Board Director, President and CEO

EPIC BANCORP
630 LAS GALLINAS AVENUE
SAN RAFAEL, CA 94903
(415) 526-6400

Notice of Annual Meeting of Shareholders
To Be Held on June 9, 2008 at 5:30 P.M.

NOTICE TO SHAREHOLDERS:

The Annual Meeting of Shareholders of Epic Bancorp, a California corporation, will be held at the San Rafael Corporate Center, 750 Lindaro Street, Tamalpais Room, San Rafael, California on Monday, June 9, 2008 at 5:30 p.m. for the following purposes:

1.	To elect six directors;

2.	To approve the amendment to Epic Bancorp’s Articles of Incorporation changing Epic Bancorp’s name to Tamalpais Bancorp; and,

3.	To ratify the appointment of Vavrinek, Trine, Day & Company LLP as independent public accountants of Epic Bancorp for the 2008 fiscal year.

In addition, the shareholders may transact other business as may properly come before the meeting.

The names of the Board of Directors’ nominees to be Directors of Epic Bancorp are set forth in the accompanying Proxy Statement and are incorporated by reference herein.

Section 3.3 of the bylaws of Epic Bancorp provide for the nomination of directors in the following manner:

          “Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the Chairman of the Board of the corporation not less than 21 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided however, that if less than 21 days’ notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the corporation not later than the close of business on the tenth day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) curriculum vitae; (c) the principal occupation of each proposed nominee; (d) the number of shares of capital stock of the corporation owned by each proposed nominee; (e) the name and residence address of the notifying shareholder; and (f) the number of shares of capital stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman’s instructions, the inspectors of election can disregard all votes cast for each such nominee. A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which directors are to be elected.”

Only shareholders of record at the close of business on April 11, 2008 are entitled to notice of and to vote at this meeting and any adjournments thereof.

IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING AND YOU WISH TO CHANGE YOUR VOTE, YOU MAY WITHDRAW YOUR PROXY PRIOR TO THE TIME IT IS VOTED AND VOTE IN PERSON OR BY FILING A LATER DATED PROXY.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED PRE-PAID ENVELOPE.

San Rafael, California	By Order of the Board of Directors,

April 23, 2008	/s/ Paul David Schaeffer

Paul David Schaeffer, Secretary

Mailed to shareholders
on or about April 23, 2008

EPIC BANCORP
630 LAS GALLINAS AVENUE
SAN RAFAEL, CALIFORNIA 94903
(415) 526-6400

PROXY STATEMENT

INFORMATION CONCERNING THE SOLICITATION

The enclosed Proxy is solicited by, and on behalf of, the Board of Directors of Epic Bancorp, a California corporation, for use at the Annual Meeting of Shareholders to be held at the San Rafael Corporate Center, 750 Lindaro Street, Tamalpais Room, San Rafael, California, on Monday, June 9, 2008 at 5:30 p.m. (the “Meeting”). Only shareholders of record on April 11, 2008 (the “Record Date”) will be entitled to vote at the Meeting. At the close of business on the Record Date, Epic Bancorp had outstanding 3,818,284 shares of its no par value common stock (the “Common Stock”).

Holders of Common Stock are entitled to one vote for each share held except that for the election of directors a shareholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by the shareholder multiplied by the number of directors to be elected and such shareholder may cast all his or her votes for a single candidate or distribute such votes among any or all of the candidates as he or she chooses. However, no shareholder is entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) unless the candidate’s or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the Meeting prior to the voting of the shareholder’s intention to cumulate votes. If any shareholder has given the required notice, all shareholders may cumulate their votes for candidates in nomination. An opportunity will be given at the Meeting prior to the voting for any shareholder who desires to do so, to announce his or her intention to cumulate his or her votes. The proxy holders are given, under the terms of the Proxy, discretionary authority to cumulate votes represented by shares for which they are named in the Proxy.

Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke or suspend it prior to its exercise. It is revocable prior to the Meeting by an instrument revoking it or by a duly executed Proxy bearing a later date, delivered to the Secretary of Epic Bancorp. A Proxy is also revoked if the shareholder is present at the Meeting and elects to vote in person. Unless otherwise instructed by the shareholder, each valid, returned Proxy which is not revoked will be voted “FOR” the nominees of the Board of Directors in the election of directors, “FOR” the Amendment to change the name of Epic Bancorp to Tamalpais Bancorp, “FOR” the ratification of the appointment of Vavrinek, Trine, Day and Co., LLP as independent public accountants of Epic Bancorp for the 2008 fiscal year and, at the proxy holders’ discretion, on such other matters, if any, which may come before the Meeting (including any proposal to adjourn the Meeting). The Inspector of Elections for the Meeting will count votes cast by proxy or in-person at the Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. In determining whether a proposal has been approved, abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, and have the effect of a vote “against” the proposals. Broker non-votes are not counted as votes for or against a proposal or as votes present and voting on the proposal. If you hold your shares in street name and do not provide voting instructions to your broker, your broker cannot vote your shares on any proposal on which your broker does not have discretionary authority to vote. This is called a broker non-vote. Broker non-votes will not be counted in tabulations of votes cast on proposal No. 2.

Epic Bancorp will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to shareholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of Proxies by use of the mail, some of the officers, directors and regular employees of Epic Bancorp may (without additional compensation) solicit Proxies by telephone or personal interview, the costs of which Epic Bancorp will bear.

Principal Shareholders and Change of Control

Management is not aware of any change of control of Epic Bancorp during the period beginning January 1, 2007 through the present. Management is not aware of any arrangement that, at a subsequent date, may result in a subsequent change of control of Epic Bancorp. Shareholder ownership exceeding 5% is listed below in “Security Ownership of Certain Beneficial Owners.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table provides information as of December 31, 2007, as to shareholders who, to Epic Bancorp’s knowledge, beneficially own 5% or more of the outstanding shares of Common Stock.

Name and Address
Beneficial Owner or Identity of	Amount and Nature of
Group (1)	Beneficial Ownership	Percent of Class

Heartland Advisors, Inc.	289,131 shares	7.57%
789 North Water Street
Milwaukee, WI 53202

Wasatch Advisors Inc.	264,455 shares	6.93%
150 Social Hall Avenue
Salt Lake City, UT 84111

FMR Corp	221,317 shares	5.80%
82 Devonshire Street
Boston, MA 02109

The Banc Funds Company, LLC	203,680 shares	5.33%
208 S. LaSalle Street, Suite 1680
Chicago, IL 60604

FBOP Corporation	192,000 shares	5.03%
11 W. Madison Street
Oak Park, IL 60302

(1)	All information provided in this table is based on Form 13G filings and other sources. Based on these filings, each person has shared voting and investment power with respect to the shares listed.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

Epic Bancorp has only one class of shares outstanding, Common Stock.

The next table provides information as of April 11, 2008, concerning the equity ownership of Epic Bancorp’s directors/nominees and named executive officers of Epic Bancorp’s, and its directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Relationship to Epic Bancorp	Number of Shares Beneficially owned Beneficial Ownership (2)	Percent of Shares Beneficial Ownership (3)

Allan G. Bortel (4)	Director, Epic Bancorp and Tamalpais Bank; Vice-Chairman, Director, Secretary and Treasurer, Tamalpais Wealth Advisors	20,585	0.54%

Mark Garwood (5)	Director and President and Chief Executive Officer, Epic Bancorp; Chairman, Director and President and Chief Executive Officer, Tamalpais Bank; Director, Tamalpais Wealth Advisors	91,478	2.36%

Carolyn B. Horan (6)	Chairman and Director, Epic Bancorp; Vice-Chairman and Director, Tamalpais Bank	81,158	2.12%

Michael Moulton (7)	Chief Financial Officer, Epic Bancorp and Tamalpais Wealth Advisors; Executive Vice President and Chief Financial Officer, Tamalpais Bank	49,922	1.30%

Paul David Schaeffer (8)	Director and Secretary, Epic Bancorp and Tamalpais Bank; Chairman and Director, Tamalpais Wealth Advisors	4,240	0.11%

Richard E. Smith (9)	Vice-Chairman, Director and Treasurer, Epic Bancorp; Director and Treasurer, Tamalpais Bank	111,280	2.90%

Evelyn S. Dilsaver	Nominee for Director, Epic Bancorp and Tamalpais Bank	0	0%

All Directors and Executive Officers as a Group (7 persons) (10)		358,663	9.33%

(1)	The address for all persons listed is c/o Epic Bancorp, 630 Las Gallinas Avenue, San Rafael, California 94903.

(2)

Unless otherwise indicated in these notes and subject to applicable community property laws and shared voting and investment power with a spouse, each director and executive officer listed above possesses sole voting power and sole investment power for the shares of Epic Bancorp Common Stock listed.

(3)

In calculating the percentage of ownership, all shares which the identified person or persons have the right to acquire by exercise of options are deemed to be outstanding for the purpose of computing the percentage of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(4)	Includes 12,025 shares of stock held in a Living Trust and 8,560 non-employee stock options all of which are presently exercisable.

(5)	Includes 21,320 shares of common stock, 3,852 shares held in a Family Trust, 12,298 shares held in Tamalpais Bank 401(K), and 54,008 shares of incentive stock options that are presently exercisable.

(6)	Includes 72,598 shares of common stock in a Family Trust and 8,560 non-employee stock options all of which are presently exercisable.

(7)	Includes 11,195 shares of common stock, 2,062 shares held in IRA, 4,116 shares held in Tamalpais Bank 401(K) and 32,549 shares of incentive stock options that are presently exercisable.

(8)	Includes 2,100 shares of common stock held in a Trust and 2,140 non-employee stock options all of which are presently exercisable.

(9)	Includes 96,300 shares of common stock held in Richard E. Smith & Patricia Smith Trust, 2,140 shares in Patricia Smith IRA and 12,840 non-employee stock options that are presently exercisable.

(10)

Includes 223,592 shares of common stock, 16,414 shares held in Tamalpais Bank 401(K), and 32,100 shares of non-employee stock options and 86,557 shares of employee stock options all of which are presently exercisable.

CORPORATE GOVERNANCE

Consistent with good business principles, Epic Bancorp historically has had a strong commitment to good corporate governance and the highest standards of ethical conduct. Additionally, as part of a highly regulated industry, the corporate governance principles and procedures of the Sarbanes-Oxley Act of 2002 (“SOX”), the Securities and Exchange Commission (the “SEC”) and NASDAQ (our common stock is listed on the NASDAQ Capital Market System) are applicable.

A majority of the directors have been “independent” at Tamalpais Bank since 1991 and that has been the case at Epic Bancorp since it was formed in 1988, and Tamalpais Wealth Advisors, since it was formed in January 2005. Epic Bancorp has for some time delegated policy making and oversight functions to committees which also consist of independent directors. During the last three years, Epic Bancorp has been formalizing, refining, and fine-tuning its procedures to comply with the new requirements and believes that all required actions to comply with applicable provisions of the SOX, implementing regulations of the SEC and the NASDAQ rules have been met.

Board of Directors

Epic Bancorp is governed by a Board of Directors (the “Board”) and various committees of the Board that meet throughout the year. Directors discharge their responsibilities throughout the year at Board and committee meetings and also through telephone contact and other communications with the Chairman of the Board and the President and Chief Executive Officer and other executive officers regarding matters of concern and interest to Epic Bancorp as well as by reviewing materials provided to them.

Director Independence

It is the Board’s policy that at least a majority of the Board consists of independent directors. For a director to be considered independent, the Board must determine that the director does not have any material relationship with Epic Bancorp and is otherwise an “independent director” within the meaning of the NASDAQ rules. The Board has determined that the following four (4) current directors of Epic Bancorp (constituting 67% of the entire Board) satisfy NASDAQ’s requirements: Allan G. Bortel, Carolyn B. Horan, Paul David Schaeffer and Richard E. Smith. Director Mark Garwood is President and CEO. Ms. Dilsaver will also be an independent director.

The NASDAQ rules require all members of the Audit, Compensation, and Governance and Nominating committees to be independent directors. Members of the audit committee must also satisfy an additional SEC and NASDAQ requirement, which provides that they may not accept directly or indirectly, any consulting, advisory, or other compensatory fee from Epic Bancorp or any of its subsidiaries other than their director’s compensation. The Board has determined that all members of the Audit, Compensation, and Governance and Nominating committee satisfy the relevant independence requirements.

Meetings and Attendance

Directors are expected to attend all Board meetings and meetings of committees on which they serve and each annual shareholders’ meeting. At the 2007 Annual Meeting of Shareholders, all directors were present. The total number of meetings of the Board of Directors (including regularly scheduled and special meetings) held during 2007 was eleven (11). Each incumbent director attended at least 90% of the aggregate of: (i) the total number of meetings of the Board of Directors held during the period that he or she served, and (ii) the total number of meetings held by all committees of the Board of Directors on which the Director served during the period.

Communication by Shareholders with Board of Directors

Epic Bancorp’s Board of Directors provides a process for shareholders to send communications to the Board of Directors. The manner in which shareholders can communicate with the Board of Directors and Epic Bancorp’s process for determining which communications will be relayed to the Board of Directors is available to shareholders on Epic Bancorp’s web-site. Epic Bancorp’s web-site is located at www.epicbancorp.com.

Director Nomination Process

The Governance and Nominating Committee is responsible for recommending for the Board’s selection, the slate of director nominees for election to the Board and for filling vacancies occurring between annual meetings of shareholders.

This committee will consider shareholder recommendations for candidates for the Board. Recommendations can be made in accordance with the Governance and Nominating Committee Charter. The committee’s non-exclusive list of criteria for Board members is described in the Governance and Nominating Committee charter which is available on Epic Bancorp’s website at www.epicbancorp.com. The committee screens all potential candidates in the same manner regardless of the source of the recommendation.

Meetings of Independent Directors

NASDAQ Marketplace Rules require that the independent directors regularly meet without any management directors present. Epic Bancorp’s independent board members meet regularly to discuss various issues affecting the company, principally in the context of standing committee meetings of wholly independent committees.

Code of Ethics

Epic Bancorp expects all the directors, officers (including the President and Chief Executive Officer and Chief Financial Officer) and employees adhere to the highest standards of ethics and business conduct with each other, customers, shareholders and communities that are served and to comply with all applicable laws, rules and regulations that govern its business. These principles have long been embodied in the various policies relating to director, officer and employee conduct including such subjects as employment policies, conflicts of interest, professional conduct, and protection of confidential information.

The Board has adopted a comprehensive Code of Ethics reflecting these policies, which is available on the website at www.epicbancorp.com. Any change to or waiver of the Code of Ethics (other than technical, administrative, and other non-substantive changes) will be reported on a Form 8-K filed with the Securities and Exchange Commission. While the Board or the Governance and Nominating Committee may consider a waiver for an executive officer or director, Epic Bancorp does not expect to grant such waivers. Copies of the Form 10-K for the year ended December 31, 2007 and any Form 8-K’s that are filed, are posted on the website.

COMMITTEES OF THE BOARD OF DIRECTORS

Epic Bancorp has standing Audit, Compensation, and Governance and Nominating Committees and has adopted a charter for each of these three standing committees.

Audit Committee

The Audit Committee of Epic Bancorp’s Board of Directors (the “Audit Committee”), which consisted solely of independent outside Directors with Richard E. Smith, as Chairman, Allan G. Bortel, Carolyn B. Horan and Paul David Schaeffer, held eleven (11) meetings in 2007. The functions of the Audit Committee are to approve the appointment of and to oversee a firm of independent public accountants who audit the books and records of Epic Bancorp for the fiscal year for which they are appointed, to approve each professional service rendered by the independent accountants and to evaluate the possible effect of each such service on the independence of Epic Bancorp’s accountants. The Audit Committee also reviews internal controls and reporting procedures of Epic Bancorp’s, Tamalpais Bank’s, and Tamalpais Wealth Advisors operations and periodically consults with the independent auditors with regard to the adequacy of internal controls and review all internal and external compliance audits and regulatory examinations. The Audit Committee has a charter, a current copy of which is available to shareholders on Epic Bancorp’s website, located at www.epicbancorp.com.

The Board of Directors has determined that it has a financial expert serving on Epic Bancorp’s Audit Committee. The Audit Committee’s financial expert is Richard E. Smith. See Proposal No. 1 – Information Concerning Nominees for Director and Executive Officers, for Mr. Smith’s qualifications, who is Chairman of the Audit Committee. As with all members of the audit committee, Mr. Smith is independent as defined by current NASDAQ rules. Designation of a person as an Audit Committee financial expert does not result in the person being deemed an expert for any purpose, including under Section 11 of the Securities Act of 1933. The designation does not impose on the person any duties, obligations or liability greater than those imposed on any other Audit Committee member or any other Director and does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors. The Report of the Audit Committee is attached as Appendix A to this Proxy Statement.

Compensation Committee

The Compensation Committee, which during 2007 consisted solely of independent outside Directors with Allan G. Bortel, as Chairman, Carolyn B. Horan, Paul David Schaeffer and Richard E. Smith, met eleven (11) times during the fiscal year ending December 31, 2007. The principal functions of the Compensation Committee are, subject to approval of the Board of Directors, to establish personnel policies, set compensation for senior officers, establish employee benefit programs and review the performance of senior officers.

Each member of the compensation committee is independent as defined by current NASDAQ rules.

The Compensation Committee has the authority to seek the assistance from officers and employees of Epic Bancorp as well as external legal, accounting, compensation consultants and other advisors. It does not delegate authority to anyone outside of the Compensation Committee. The Human Resources Department supports the Compensation Committee by fulfilling certain administrative duties regarding the compensation programs.

Compensation Committee Interlocks and Insider Participation

There were no interlocking relationships where (a) an executive officer of Epic Bancorp served as a member of the Compensation Committee of another entity, one of whose executive officers served on the Compensation Committee of Epic Bancorp, Tamalpais Bank or Tamalpais Wealth Advisors; (b) an executive officer of Epic Bancorp served as a director of another entity, one of whose executive officers served on the Compensation Committee of Epic Bancorp, Tamalpais Bank or Tamalpais Wealth Advisors; or, (c) an executive officer of Epic Bancorp served as a member of the Compensation Committee of another entity, one of where executive officers served as a director of Epic Bancorp, Tamalpais Bank or Tamalpais Wealth Advisors.

Governance and Nominating Committee

The Governance and Nominating Committee, which during 2007 consisted of Paul David Schaeffer, as Chairman, Allan G. Bortel, Carolyn B. Horan and Richard E. Smith, met ten (10) times during the fiscal year ending December 31, 2007. The principal functions of the Governance and Nominating Committee are to assist the Board by identifying individuals qualified to become Board members, recommend nominees for election as directors to the full Board of Directors, recommend to the Board nominees for each Board committee and each Board committee chairperson, develop and recommend to the Board a set of corporate governance guidelines applicable to Epic Bancorp, and oversee an annual evaluation of the Board. The Governance and Nominating Committee has a charter, a current copy of which is available to shareholders on Epic Bancorp’s web-site, located at www.epicbancorp.com.

Each member of the Governance and Nominating committee is independent as defined by current NASDAQ rules.

The Governance and Nominating Committee will consider director candidates recommended by securities holders if the procedures contained in Epic Bancorp’s Bylaws are followed. These procedures are described in the NOTICE OF ANNUAL MEETING included with this Proxy Statement.

The Governance and Nominating Committee Charter contains a description of the minimum qualifications for Governance and Nominating Committee recommended nominees. The minimum qualifications are:

•	high personal and professional integrity;

•	demonstrated analytical ability and judgment with an emphasis on strategic thinking;

•	genuine interest in serving Epic Bancorp and willingness to commit sufficient time; and,

•	share ownership. (1)

(1)	Non-shareholder nominees are expected to purchase shares as soon as practicable.

The Governance and Nominating Committee will conduct an annual review of the skills and characteristics that should be reflected in the composition of the Board as a whole. As a result of the review, the Governance and Nominating Committee will identify the desired skills and characteristics that are not presently reflected in the composition of the Board as a whole recognizing that the skills and characteristics of the members of the Board will change from time to time. The Governance and Nominating Committee will take into consideration any evaluation of the performance of the incumbent directors. The Governance and Nominating Committee will survey the Board and management of Epic Bancorp for potential nominee recommendations and consider any shareholder-recommended nominees. Shareholder-recommended nominees and Governance and Nominating Committee nominees will be evaluated in the same manner including, but not limited to:

•	examination of the curriculum vitae of nominees;

•	interviews;

•	background checks; and,

•	verification of references.

The Governance and Nominating Committee has authority to engage a third party to identify, or evaluate or assist in evaluating, potential nominees, but did not engage a third party to perform any functions in connection with identifying or evaluating the nominees listed and identified in this Proxy Statement.

The only nominee of director who is not an existing director or executive officer is Evelyn S. Dilsaver. Ms. Dilsaver was recommended to the Nominating Committee by Paul David Schaeffer.

PROPOSAL NO. 1

ELECTION OF DIRECTORS OF EPIC BANCORP

The Bylaws of Epic Bancorp provide a procedure for nomination for election of members of the Board of Directors, which procedure is printed in full in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Nominations not made in accordance with that procedure may, in his or her discretion, be disregarded by the Chair of the Meeting and, upon the Chair’s instructions, the inspectors of election must disregard all votes cast for those nominee(s).

Nominees

The Bylaws authorize not less than five (5) nor more than nine (9) directors with the exact number within that range to be fixed by resolution of the Board of Directors. The number of directors of Epic Bancorp has been set at six (6). The Directors hold office for a term of one year continuing until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

All proxies will be voted for the election of the following six (6) nominees recommended by the Board of Directors, all of whom are existing directors except Evelyn S. Dilsaver, unless authority to vote for the election of directors is withheld:

Allan G. Bortel	Carolyn B. Horan
Evelyn S. Dilsaver	Paul David Schaeffer
Mark Garwood	Richard E. Smith

If any nominee’s name is lined out on the accompanying proxy card, the shares of such proxy will not be voted for election of such nominee. If any of the nominees should unexpectedly decline or be unable to act as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below.

Information Concerning Nominees for Director and Executive Officers

The following discussion provides some information about those persons nominated by the Board of Directors for election as directors and for the Named Executive Officers, including each nominee’s and Named Executive Officer’s principal occupation for the past five years.

The following table lists our directors and executive officers:

Name	Position

Allan G. Bortel (1)	Director, Epic Bancorp Vice-Chairman, Director, Secretary and Treasurer, Tamalpais Wealth Advisors Director, Tamalpais Bank

Evelyn S. Dilsaver	Nominee for Director, Epic Bancorp Nominee for Director, Tamalpais Bank

Mark Garwood	Director and President and Chief Executive Officer, Epic Bancorp Chairman, Director and President and Chief Executive Officer, Tamalpais Bank Director, Tamalpais Wealth Advisors

Carolyn B. Horan (1)	Chairman and Director, Epic Bancorp Vice-Chairman and Director, Tamalpais Bank

Michael Moulton	Executive Vice President and Chief Financial Officer, Tamalpais Bank Chief Financial Officer, Epic Bancorp and Tamalpais Wealth Advisors

Paul David Schaeffer (1)	Director and Secretary, Epic Bancorp Director and Secretary, Tamalpais Bank Chairman and Director, Tamalpais Wealth Advisors

Richard E. Smith (1)	Vice-Chairman, Director and Treasurer, Epic Bancorp Director and Treasurer, Tamalpais Bank

(1)

Member of the Audit, Compensation, and Governance and Nominating Committees of Epic Bancorp. Allan G. Bortel, Carolyn B. Horan, Paul David Schaeffer and Richard E. Smith are, and Evelyn S. Dilsaver will be, independent directors as defined by the NASDAQ rules.

The following is a brief account of the business experience during the past five years of each director, nominee, and executive officer of Epic Bancorp. Executive officers must be selected by the Board of Directors annually as required by the Bylaws of Epic Bancorp.

Allan G. Bortel, CFA, 67, is a retired securities analyst who has lived in Tiburon (Marin County), CA, for nearly 39 years. He has served as a Director of Epic Bancorp and Chairman of the Compensation Committee of the Epic Bancorp Board since May 2004. Mr. Bortel became a Chartered Financial Analyst (CFA) in 1971. For many years Mr. Bortel was recognized as a top analyst specializing in financial companies by Institutional Investor magazine in its annual poll of stock brokerage research. During his career, Mr. Bortel was associated with Lehman Brothers, Loeb Rhoades & Co. and Sutro & Co., in their San Francisco-based research departments. From 1996-1998, Mr. Bortel managed an investment fund that specialized in financial stocks. He is a 1979 graduate of the School of Mortgage Banking of the Mortgage Brokers Association. Mr. Bortel was a Trustee of the Belvedere-Tiburon Library and is currently a commissioner on the Marin County Commission on Aging (MCCA), both appointments of the Tiburon Town Council. He is a member of the Library’s Foundation and serves on the Library’s Program Committee. He has a strong interest in affordable housing and serves as the Chairman of the Housing & Transportation Committee of the MCCA. Mr. Bortel is an active volunteer at The Redwoods Retirement Residence, Mill Valley, where he teaches computers and assists residents with the wide range of technological challenges faced by seniors. Mr. Bortel is Vice President of the Reedlands Property Owners Assn. and publishes its newsletter. He serves as the co-Chairman of his Community Emergency Response Training (CERT) unit in southern Marin County. He is a member of the Marin Conservation League’s Land Use Committee and represents para transit on the Citizens Oversight Committee for Marin Transportation Expenditures. Mr. Bortel earned a B.S. (economics) from The Wharton School of the University of Pennsylvania, and his MBA (finance) at the University of California, Berkeley.

Evelyn S. Dilsaver, age 52, is a recognized leader in building highly motivated teams in both the public and non-profit sector. As President and CEO of Charles Schwab Investment Management, she was responsible for all facets of the business from portfolio management to product development, sales, operations and technology, growing the assets from $137 Billion to over $200 Billion in 4 short years while generating $1 Billion in revenue. At the same time, she was Chair of the Board for Women’s Initiative, a non-profit organization that helps lower income women become economically independent, by providing a one-stop organization for training, micro-finance and savings to help them start their own businesses. She took this organization through a founder transition, restructuring the board and its finances after the dot-com bust, to a healthy and growing organization serving over 2,000 women annually.

Starting her career as a Certified Public Accountant with Ernst & Ernst, Evelyn spent the first 17 years of her career in the finance function as Controller for First Nationwide Bank and for The Charles Schwab Corporation and 3 years as CFO and Chief Administrative Officer for U.S. Trust, a wealth management subsidiary of Schwab. Deciding to move into general management, Evelyn was given the opportunity to hone her skills in marketing, business development, strategy, mergers and acquisition and product development, culminating in the role of President and CEO of Charles Schwab Investment Management.

Evelyn has been recognized in the community for her leadership, receiving the 2003 Filipinas Magazine Corporate Award, the San Francisco Business Times “100 Most Influential Woman award for 2004, 2005 and 2006, the California Women’s Leadership Alliance Award, 2006 and Legal Momentum’s Women of Achievement award, 2007.

A sought after speaker on leadership and strategy, Evelyn has been a guest lecturer at Stanford’s Senior Executive Program for the last 10 years and has appeared on CNBC and Bloomberg TV. Evelyn is also a frequent speaker at leadership conferences such as the professional Business Women’s Conference, The Governor’s Conference for Women, California Diversity Council and the Financial Women’s Network.

Evelyn serves on the public company boards of Longs Drugs Corporation and Aeropostale, the board of High Mark Funds and three non-profit boards, Women’s Initiative, The Commonwealth Club and Bishop O’Dowd High School.

Mark Garwood, age 53, joined Tamalpais Bank in 1991 as Vice President and Chief Lending Officer and has moved steadily through the company’s executive ranks, becoming President in 1996 and CEO in 2004, Vice Chairman/Director in 2006 and Chairman in 2007. During that period, he has expanded the bank’s community presence while at the same time dynamically involving the company in effective and extensive community outreach and participatory programs. Garwood has been President and CEO of Epic Bancorp, parent company of Tamalpais Bank, since 2006 and a Director since 2007. Garwood is also a Director of Tamalpais Wealth Advisors since 2007.

A resident of Kentfield, Garwood is a member of the Marin Business Consortium which acts as an informational exchange to strengthen, clarify and coordinate the voice of businesses and create a more business-friendly climate.

Garwood is Chairman of the Marin Workforce Housing Trust Board and was a founding organizer of the Major Employer Housing Group, which was created to establish a workforce housing trust in Marin County through a public private partnership. In 2006, he was also instrumental in getting the bank involved in the financing of Virginia Grove in Novato, the first and only affordable green housing development in Marin County built without public funding.

Under Garwood’s leadership, the Marin Consortium for Workforce Housing received the Marin Economic Commission’s 1999 Award of Excellence for Workforce Housing; the Marin Workforce Housing Trust received the 2003 Award of Excellence for Smart Growth and Workforce Housing from the Marin Economic Commission and the 2005 Melvin H. Boyce award from the Ecumenical Association for Housing (EAH). Garwood, the Chairman of the San Rafael Chamber of Commerce in 2002, also received the Mary Lou Jacobsen award of excellence for leadership from the San Rafael Chamber of Commerce in 2000 and in 2006, received the Ann Weston Community Service Award for contribution to the business community, City of San Rafael and the local economy. He has also served on numerous other Boards.

While remaining active in community affairs, Garwood has directed the growth of Tamalpais Bank from one to seven branches. In 2004, Tamalpais Bank received the Award of Excellence in Business Achievement from the Marin Economic Commission for its growth and commitment to the community. Over the past decade, Tamalpais Bank has been one of the fastest growing companies headquartered in the North Bay. During that period and under his leadership, the Bank became the first bank in Marin County to achieve green certification from the County of Marin for its headquarters and all branch locations.

Carolyn B. Horan, Ed.D, age 76, is a well-known educator and community leader. Dr. Horan has served as a Director and Vice-Chairman of Epic Bancorp since its inception in 1988, and currently serves as Chairman of the Board. She served as a Director of Tamalpais Bank since its inception in 1991, and is currently the Vice-Chairman of the Bank Board. Carolyn B. Horan served as Executive Director of the Buck Institute for Education, a research and development institute, from 1987 through 2001. Previously she was Assistant Superintendent of Educational Development of the Marin County Office of Education. Over the years she has held office on several non-profit boards and educational organizations. Dr. Horan holds a Bachelor of Arts Degree and a Masters Degree from San Francisco State University and a Doctorate Degree in Education from Nova University. In 1992, Dr. Horan was inducted into the Marin County Women’s Hall of Fame. Dr. Horan now pursues an artistic career in creative ceramics. Her studio is located in Forestville, California, operating under the name Apple Tree Ceramics.

Michael E. Moulton, age 46, a resident of Greenbrae, California, is Chief Financial Officer of Epic Bancorp and Tamalpais Wealth Advisors, and is Executive Vice President and Chief Financial Officer of Tamalpais Bank. Mr. Moulton came to Tamalpais Bank in 1994 as Vice President, Controller. He was named Chief Financial Officer of Tamalpais Bank in 1998, Chief Financial Officer of Epic Bancorp in 2003, and Chief Financial Officer of Tamalpais Wealth Advisors in 2005. Prior to joining Tamalpais Bank, Mr. Moulton served in various accounting and financial and managerial capacities at San Francisco Federal Savings and Loan and two other financial institutions. Mr. Moulton has 19 years of industry experience and for the last thirteen years has been responsible for Tamalpais Bank’s accounting, investment management, financial planning and analysis, and secondary marketing activities. Since 2003 he has also been responsible for Epic Bancorp’s SEC reporting and performs many investor relations functions.

Paul David Schaeffer, age 57, serves as Director of Epic Bancorp and Tamalpais Bank and Chairman of Tamalpais Wealth Advisor. Mr. Schaeffer also serves as Chairman of the Nominating & Governance Committee. Mr. Schaeffer is Managing Director, Strategy Innovation at SEI Investments in the firm’s Investment Manager Market Unit. He is responsible for developing overall business strategy, product development and thought leadership initiatives that enable SEI to meet the competitive challenges of its investment management clients. Mr. Schaeffer has over twenty years of industry experience in the areas of business strategy, investment product distribution, operations and process improvement, and customer segment competitiveness. Before SEI, Mr. Schaeffer was managing partner of Investment Counseling, Inc. (IC) and Executive Vice President of Capital Resource Advisors, where his clients included investment management organizations, mutual fund companies and bank trust departments that targeted the institutional, high net worth and retail customer segments. He was the primary author of Competitive Challenges, the industry best practices study, and is a frequent speaker at industry conferences, including ICI, ABA, AIMR, ICAA and U.S. Institute. Prior to IC, Mr. Schaeffer was Chief Operating Officer of Harris Bretall Sullivan and Smith, a San Francisco-based investment counseling firm. Earlier in his career, Mr. Schaeffer was President and Chief Operating Officer of Act III Publishing, Chief Financial Officer of Act III Communications, and Vice President of Embassy Communications, a large diversified entertainment company. Mr. Schaeffer’s background in government and public policy includes senior positions with President Jimmy Carter, Senator Edward M. Kennedy and Congressman Les Aspin.

Richard E. Smith, CPA/CFE, age 70, was a co-organizer and founding shareholder of Epic Bancorp. He has served as a Director of Epic Bancorp since its inception in 1988 and as a Director of Tamalpais Bank, a wholly owned subsidiary of Epic Bancorp, since its inception in 1991. Currently, Mr. Smith chairs its independent Audit Committee and its Enterprise Risk Committee (new committee for 2008). Mr. Smith was Managing Partner of the San Francisco Bay Area Profit Center for a National CPA firm before founding his own firm in Marin County. Mr. Smith is a Certified Fraud Examiner, and he has testified extensively as an expert accounting witness in civil and criminal judicial proceedings involving fraud, white-collar crime and accounting malpractice issues. Mr. Smith served on the California State Board of Accountancy Technical Review Panel and the State Board of Accountancy Major Case Project. Mr. Smith is the recipient of an honorary lifetime membership award from the American Institute of CPA’s for his many professional activities. He was active in Marin Rotary Clubs, Marin Estate Planning Council, the International Association of Financial Planners, Marin Wine and Food Society, Marin Country Club, and the Okizu Foundation. He is semi-retired and lives in Green Valley, Arizona. Mr. Smith is past president of Desert Hills Golf Club and Director of Green Valley Domestic Water Improvement District. He holds current active professional licenses in California.

None of the Epic Bancorp directors is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940 except for nominee Evelyn S. Dilsaver who is a director of Longs Drugs Corporation and Aeropostale.

No director or executive officer of Epic Bancorp has any family relations with any other director or executive officer of Epic Bancorp.

Policy Regarding Director Attendance at Annual Meetings

The Board of Directors has adopted a policy requiring all directors to attend annual meetings of shareholders. At the 2007 Annual Meeting of Shareholders five (5) of the five (5) incumbent directors were present.

Tamalpais Bank Directors Emeritus

Tamalpais Bank began its Director Emeritus Program in 2002 for the purpose of encouraging former directors to continue to promote Tamalpais Bank in the community. Emeritus Directors receive a stipend of $2,000 per month for their services in promoting Tamalpais Bank. In October 2007, it was approved by the Board of Directors that the Emeritus Director plan will be terminated and that Diane Doodha would be grandfathered into the Emeritus Program.

Diane Doodha was a member of the Board of Directors of Tamalpais Bank since 1991 and is a founding shareholder of Tamalpais Bank. Ms. Doodha’s diverse career includes that of educator, administrator and business woman. She has long been a supporter of both Marin and San Francisco community organizations and has served on many boards of directors including those of Children as Peacemakers, BAYLA, The California Film Institute/Mill Valley Film Festival, The San Francisco Performing Arts Library and Museum and the Marin Arts Council. Ms. Doodha will serve as Emeritus Director until July 29, 2008.

COMPENSATION DISCUSSION AND ANALYSIS

Oversight of Executive Compensation Program

The Compensation Committee (“Committee”) is an appointed committee of the Board of Directors of Epic Bancorp consisting of not less than three independent board members and led by an elected Chairperson. Pursuant to the Committee’s Charter, each of the members is an independent director as defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. and an “outside director” under Section 162(m) of the Internal Revenue Code (“IRC”) of 1986, as amended from time to time.

The Committee’s mission is to assure that compensation programs for directors and executive officers of Epic Bancorp and its subsidiaries (as determined by the Committee in collaboration with the President and CEO) are effective in attracting, motivating and retaining directors and executive officers. In general, a compensation program should link pay to performance, be reasonable in light of the company economics and the relevant practices of other, similar companies, and be administered fairly and in the shareholders’ interests. The Committee will make recommendations to the Board in setting executive compensation policy and administering Board approved compensation plans.

The Committee meets a minimum of four (4) times annually to review compensation programs, approve compensation levels and performance targets, review management performance and approve final executive bonus distributions.

The Committee operates in accordance with a Compensation Committee Charter, which sets forth its rights and responsibilities.

Compensation Philosophy

The Committee believes that executive compensation should align with shareholders’ interests, link directly to the achievement of Epic Bancorp’s performance goals, reinforce support for Epic Bancorp’s vision and be consistent with market compensation trends.

The Committee evaluates both performance and compensation to ensure that Epic Bancorp maintains its ability to attract and retain employees critical to its long-term success and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of peer financial institutions. To that end, the Committee believes executive compensation packages provided by Epic Bancorp to its executives should include both cash and stock-based compensation that recognizes and rewards superior performance.

Objectives of Executive Compensation

In determining executive compensation, the Committee’s objectives include ensuring the ability to attract, motivate and retain quality executive leadership who can assist in delivering high performance to shareholders and customers, remaining competitive with other financial institutions, rewarding individual and team contributions towards Epic Bancorp’s profitability goals and aligning the interests of executive management with those of its shareholders. The Committee wants to reward those employees who are excelling in their respective positions and, by so doing, ensuring the future profitability of Epic Bancorp.

For 2007, Epic Bancorp’s corporate goals included maintaining strong growth of loans and deposits in the markets while maximizing profitability, improving operating efficiency and maintaining an enterprise risk management culture and capital management, in order to achieve the governing objective of maximizing long-term shareholder value.

The Committee strives to meet these objectives while maintaining market competitive pay levels. Epic Bancorp considers each executive officer’s current salary and an appropriate balance between incentives for long-term and short-term performance.

Role of Executive Officers and Compensation Consultant

The Committee makes all compensation decisions for the Chairman of the Board and the President and Chief Executive Officer of Epic Bancorp. The President and Chief Executive Officer annually reviews the performance of each of the other executive officers. Based on these reviews, the conclusions and recommendations including salary adjustments and annual award amounts, are presented to the Committee. The Committee considers the President and Chief Executive Officer’s recommendations when making its final compensation decisions for all executive officers other than the Chairman of the Board and the President and Chief Executive Officer.

In making decisions with respect to any element of the executive compensation package, the Committee considers the total compensation that may be awarded to each executive officer. In determining the executive compensation package for each executive officer, the Committee considers the officer’s performance and contribution toward the attainment of Epic Bancorp’s goals, the nature and importance of the executive officer’s responsibilities, the Officer’s leadership skills and the competitive landscape.

The Committee uses a third-party consultant every two years to help construct and maintain a competitive compensation program. A consultant is chosen based on the firm’s experience in compensation matters in the financial services industry. In the past, the consultant compared salary levels and Epic Bancorp’s compensation programs to those of selected peer group companies.

Compensation Elements and Determination of Compensation

Epic Bancorp intends to continue its strategy of compensating its executives through programs that emphasize performance-based incentive compensation. The executive compensation program has four primary elements: base salary, cash bonus incentives, grants of stock options and retirement, health and welfare benefits. Epic Bancorp believes these components work in unison to provide a reasonable total compensation package to the executive officers. A brief description of these four components are described below.

Corporate and individual performance goals are set for each year when the annual budget plan is approved. The annual budget plan establishes the performance benchmark for earnings, asset and deposit growth. The President and Chief Executive Officer’s performance goals are set by the Committee and are based upon a combination of objective and subjective performance criteria. Objective criteria include the achievement of net income and earnings per share targets and growth in assets, loans and deposits, assets under management, return on equity and the Corporation’s efficiency ratio. Subjective criteria include leadership, competence and planning and execution of strategic initiatives.

The performance goals of the other executive officers are set by the President and Chief Executive Officer. These goals are based upon both corporate and personal performance. Corporate goals are based upon achievement of the same earnings and growth targets as for the President and Chief Executive Officer. Individual performance goals are based upon a combination of personal objectives and subjective performance criteria.

The Committee’s compensation philosophy is to target base salaries at or above the median (50th percentile) and target total compensation (including annual incentives, long-term incentives, and benefits) between the 50th and 75th percentiles of the regional peer group. Epic Bancorp believes targeting total compensation between the 50th and 75th percentile for above-average performance is critical for attracting and retaining the qualified executives it needs to achieve its business objectives. Overall, compensation paid to its executives is competitive with market practices.

Base Salary

The Committee provides cash compensation to meet competitive practices and help assure that Epic Bancorp retains qualified leadership in executive positions. Payment of compensation in the form of base salary also allows Epic Bancorp to accurately budget for this element of compensation expense. The Committee does look to target salaries at a particular level within a peer group to remain competitive in the marketplace. Base salaries are also intended to reflect the needs of Epic Bancorp, comparability within Epic Bancorp and consistency with Epic Bancorp’s salary structure, and the experience and responsibility requirements of the respective position.

Salary ranges and individual salaries for executive officers are reviewed annually, and adjusted from time to time to take into account outstanding performance, promotions, and updated competitive information. The Committee also reviews external surveys of the competitive compensation practices and performances of a peer group of similar, publicly-held, independent community banks in California to verify that salaries are competitive and within market ranges. Based upon these factors, on December 10, 2007, the Committee established the President and Chief Executive Officer’s base salary at $260,000 per year, effective January 1, 2008. Salaries for the named executive officers are set forth on the Summary Compensation Table.

Cash Bonus Incentives

Epic Bancorp pays annual cash bonuses to executive officers based on a subjective assessment of Epic Bancorp’s overall performance, executive leadership and individual contribution to Epic Bancorp’s performance and other factors. The inclusion of bonus award compensation encourages management to be more creative, diligent and exhaustive in managing Epic Bancorp activities to achieve specified financial goals.

Under the program, the Committee approves an annual cash bonus incentive calculation for the executive officers taking into account certain financial performance targets and the individual’s strategic task accomplishments. Awards earned under the annual cash bonus incentive award are contingent upon employment with Epic Bancorp through the end of the fiscal year. Cash bonuses earned and/or accrued in 2007 by the named executive officers are set forth in the Summary Compensation Table.

Long-Term Incentives

Long-term incentives are designed to focus attention on long-range objectives and future returns to shareholders, and are presently delivered to the named executive officers through the awarding of stock options. Periodically, awards of stock options to executive officers and employees are made. Executive officers and other employees may also receive stock options at or near the time of their hire. Non-employee directors are typically granted non-qualified stock options. Epic Bancorp believes that awards of stock options serve as effective long-term incentives for executive officers that encourage them to remain with the company and continue to excel in their performance, and more closely align the executive’s compensation with the return received by its shareholders.

Each stock option permits the executive officer, generally for a period of ten years, to purchase one share of the Corporation stock from the Corporation at the exercise price, which is the closing price of the Corporation stock on the date of grant. Stock options granted in 2007 generally become exercisable in five years vesting 20% a year. The number of stock options awarded to executive officers in 2007 and the exercise price for the stock options granted are shown on the Grants of Plan Based Awards in Fiscal 2007 Table in this proxy statement. The number of the stock options awarded to outside directors is shown on the Director Compensation Table.

Epic Bancorp’s long-term incentive program is an important element of the drive to identify, motivate and retain the high-potential leaders who will sustain its performance. It also reinforces in the Corporation the entrepreneurial spirit by providing real incentives for the employees to sustain and enhance the Corporation’s long-term performance. Both the executive officers and the Committee believe that the superior performance of these individuals will contribute significantly to Epic Bancorp’s future success.

Various persons are involved in the process of awarding stock options. The Committee approves grants of stock options to executive officers and to other employees and directors. The Committee overseas the awarding practices, while the Chief Accounting Officer and the Director of Human Resources oversee the administration of the various long-term incentive plans. The Chief Accounting Officer has established procedures that provide for consistency and accuracy in determining the fair market value of options and the expense regarding the stock option grants in compliance with FASB Statement 123R.

An important objective of the long-term incentive compensation plans is to strengthen the relationship between the long-term value of Epic Bancorp’s stock price and the potential financial gain for the executive officers. Stock options provide executive officers (as well as other employees and directors) with the opportunity to purchase the common stock at an exercise price fixed on the grant date regardless of future market price. Accordingly, a stock option becomes valuable only if the common stock market price increases above the option exercise price and the holder of the option remains employed during the period required for the option to “vest”, thus providing an incentive for an option holder to remain employed by the company. In addition, stock options link a portion of the recipient’s compensation to shareholders’ interest by providing an incentive to increase the market price of the stock.

Stock option grants are approved by the Committee with meetings scheduled in advance to meet appropriate deadlines for compensation related discussions. Epic Bancorp’s consistent practice is that the exercise price for every stock option granted is the closing price on the NASDAQ Capital Market System on the date of grant. The exercise price of options is not less than the fair market vale of the shares on the date of grant.

There is a limited term in which an option recipient can exercise stock options, known as the “option term.” The option term for executive officers is generally ten years from the date of grant. At the end of the option term, the right to exercise any unexercised option expires. Option holders generally forfeit any unvested options if their employment with the company terminates.

Retirement, Health and Welfare Benefits

Epic Bancorp offers a variety of health and welfare programs to all eligible employees. The executive officers generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. The health and welfare programs include medical, dental, vision, short-term and long-term disability, life insurance and accidental death and dismemberment. Epic Bancorp provides full time employees, regularly scheduled to work 30 or more hours per week, short-term disability, long-term disability, basic life insurance and basic accidental death and dismemberment insurance at no cost to the employee. In addition, Epic Bancorp offers a qualified 401(k) savings and retirement plan. All Company employees, including senior executives, are generally eligible for the 401(k) Plan following attainment of the age of 18 years and the completion of three months of service with the company.

Under the 401(k) Plan, subject to the limitations imposed under Section 401(k) and Section 415 of the Code, a participant is able to elect to defer amounts up to the IRS annual contributions limit, and Epic Bancorp matches 100% of elective contributions (salary reduction contributions) up to five percent (5%) of annual salary, up to the IRS allowable annual limits. The company deposits matching contribution into the 401(k) Plan according to the participant’s investment elections.

The 401(k) Plan is administered by Tamalpais Bank. Tamalpais Bank’s Board of Directors appoints trustees to oversee the administration of the Plan and the Plan assets. Trustees can be contacted by writing to them c/o Epic Bancorp, 630 Las Gallinas Street, Suite 200, San Rafael, CA 94903. Distributions from the 401(k) Plan are made under termination of service, disability or death in a lump sum or in annual installments.

Tax Implications of Executive Compensation

It has been and continues to be the Committee’s intent that all incentive payments be deductible unless maintaining such deductibility would undermine our ability to meet the primary compensation objectives or is otherwise not in its best interest. The company also takes into account the tax effects of various forms of compensation and the potential for excise taxes to be imposed on its executive officers, which might have the effect of frustrating the purpose(s) of such compensation.

Section 162(m) of the IRC places a limit of $1,000,000 on the amount of compensation that may be deducted by Epic Bancorp in any year with respect to certain of its highest-paid executives. Certain “performance-based compensation” is not counted toward this limit. Epic Bancorp intends generally to qualify compensation paid to executive officers for deductibility under the IRC, including Section 162(m), but reserves the right to pay compensation that is not deductible under Section 162(m).

BOARD COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of the Corporation, have reviewed and discussed the Compensation Discussion and Analysis with management. Based on that review and discussion, we have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and Epic Bancop’s Annual Report on Form 10-K for the year ended December, 31, 2007 and Proxy Statement on Schedule 14A.

Submitted by the Compensation Committee: Allan G. Bortel, Chairman

Carolyn B. Horan
Paul David Schaeffer
Richard E. Smith

EXECUTIVE COMPENSATION

2007 Summary Compensation Table

The following table summarizes the compensation earned or awarded for services rendered in all capacities for the President and Chief Executive Officer and Executive Vice President and Chief Financial Officer (collectively referred to as the “Executive Officers”) for services during 2007.

Name & Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)		Option Awards ($)		All Other Compensation ($)		Total ($)

Mark Garwood	2007	$235,000	(1)	$109,860	(2)	$690	(3)	$44,603	(4)	$103,785	(5)	$493,938
Director and President and Chief Executive Officer, Epic Bancorp; Chairman and Director, Tamalpais Bank; Director, Tamalpais Wealth Advisors	2006	$235,000		$0		$690		$0		$87,650		$323,340

Michael E. Moulton	2007	$159,907	(1)	$50,000	(2)	$450	(3)	$18,906	(4)	$15,753	(6)	$245,016
Chief Financial Officer, Epic Bancorp and Tamalpais Wealth Advisors; Executive Vice President and Chief Financial Officer, Tamalpais Bank	2006	$159,907		$0		$431		$0		$13,788		$174,126

(1)

On December 10, 2007, the Compensation Committee voted to increase Mark Garwood’s annualized salary of $235,000 to $260,000 effective January 1, 2008, and Michael Moulton’s annualized salary of $159,907 to $165,000 effective January 1, 2008.

(2)	For 2007, amounts represent 1) bonuses paid in 2007, and 2) bonuses accrued in 2007, but paid in 2008.

(3)

For Mark Garwood, Michael Moulton, amounts represent inputed income on life insurance paid by the Company. Note that BOLI (Bank-owned Life Insurance) benefits are not referenced in this amount as the benefit for each Executive Officer is less than $50,000.

(4)

Represents the amount of compensation expense recognized under FAS 123R in 2007 with respect to annual stock options granted in 2007. Compensation expense is equal to the grant date fair value of the options estimated using the Black-Scholes option-pricing model, and is recognized ratably over the five-year vesting period. The assumptions made in determining the grant date values of options under FAS 123R are disclosed in Notes 15 and 16 of Notes to Consolidated Financial Statements in Epic Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2007.

(5)

Represents $75,900 for accrued retirement expense, wellness policy reimbursement totaling $640, $11,750 for 401(k) match contribution, $1,560 for life insurance policy purchased by the Company on behalf of Mark Garwood, represents 7 ½ months interest savings on employee loan totaling $9,375, cash award of $4,500 and other pay of $60.

(6)	Represents 12 months interest savings on employee loan totaling $5,200, 401(k) match contribution of $8,022, cash award of $2,500 and other pay of $31.

In 2007, salary and bonus as a percent of total compensation equated to 70% and 86% for Garwood and Moulton, respectively.

Grants of Plan-Based Awards During 2007

The following table presents information relating to grants of stock options which were granted in 2007 from the Corporation’s 2006 Employee Stock Option and Stock Appreciation Rights Plan.

Name	Grant Date	All Other Option Awards: Number of Securities for Underlying Options (#)		Exercised or Base Price of Option Awards ($/Share)		Closing Market Price on Date of Grant ($/Share)		Grant Date Fair Value ($)

Mark Garwood	07-26-2007	16,250	(1)	13.49	(2)	13.49	(2)	5,807	(3)
Michael Moulton	07-26-2007	7,750	(1)	13.49	(2)	13.49	(2)	2,769	(3)

(1)	Stock option award grants were issued under the 2006 Employee Stock Option and Stock Appreciation Rights Plan.

(2)	The exercise price of the stock option award is equal to the grant date closing market price of the Common Stock.

(3)

This represents the grant date fair value using the Black-Scholes option-pricing model. The assumptions made in determining these values are disclosed in Notes 15 and 16 of Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End 2007

The following table summarizes for each named Executive Officer the information regarding outstanding option awards at December 31, 2007.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($) Per Option	Option Expiration Date

Mark Garwood	5,618	-0-		4.05	01/22/2012
	2,969	-0-		7.79	12/17/2012
	1,584	396	(1)	9.35	02/25/2013
	21,400	-0-		12.15	06/01/2014
	13,482	8,988	(2)	12.15	06/28/2014
	8,560	12,840	(3)	13.26	05/23/2015
	-0-	16,250	(4)	13.49	07/26/2017
Michael Moulton	3,531	-0-		4.05	01/22/2012
	1,926	-0-		7.79	12/17/2012
	1,027	257	(1)	9.35	02/25/2013
	16,050	-0-		12.15	06/01/2014
	7,704	5,136	(2)	12.15	06/28/2014
	2,054	3,082	(3)	13.26	05/23/2015
	-0-	7,750	(4)	13.49	07/26/2017

(1)	Remaining unvested shares will vest on February 25, 2008.

(2)	Remaining unvested shares will vest over a two year period ending June 28, 2009.

(3)	Remaining unvested shares will vest over a three year period ending May 23, 2010.

(4)	Remaining unvested shares will vest over a five year period ending July 26, 2012.

Option Exercises and Stock Vested During 2007

Information related to the exercise of stock options for each Executive Officer during 2007 is listed below.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

Mark Garwood	21,321	286,929	(1)
Michael Moulton	10,660	143,465	(1)

(1)	Amount reflects the difference between the exercise price of the option and the market price at the time of exercise.

Benefits Table

Salary Continuation Plan for Mark Garwood

Pursuant to a salary continuation plan executed in April 2003 and effective January 1, 2003, Mr. Garwood shall receive equal payments of $100,000 per year commending January 1, 2015, or upon Mr. Garwood’s retirement from Tamalpais Bank if later, for a period of fifteen (15) years. However, Mr. Garwood shall be entitled to no benefits under this Plan, if prior to December 14, 2014 Mr. Garwood:

•	voluntarily terminates employment;

•	is terminated by Epic Bancorp for cause; or,

•	dies.

Should Mr. Garwood be terminated by Tamalpais Bank other than for cause prior to December 31, 2014, should Garwood become disabled or should there be a change in control prior to Mr. Garwood’s termination of employment and prior to December 31, 2014, his benefit shall become vested and his benefit shall be an amount equal to $100,000 per year times the number of years of service to such date over twelve (12) years, which benefit shall be payable for fifteen (15) years. Should Mr. Garwood be terminated other than for cause, should Mr. Garwood become disabled or should there be a change in control prior to December 31, 2014, monthly benefit payments in an amount equal to the vested percentage shall commence within 60 days after such termination, disability or change in control and shall be completed after 180 payments have been made.

The following table sets forth for each named executive officer the specified years of credited service and the estimated present value of accumulated benefits under our supplemental executive retirement plan.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)		Payment During Last Fiscal Year ($)

Mark Garwood	Salary Continuation Plan	15	910,791	(1)	-0-

(1)

The discount rate used to determine the present value is 7.00%, as used by Epic Bancorp in determining benefit obligations for its post employment retirement benefits as of December 31, 2007. The obligation is an unfunded general obligation of Epic Bancorp.

DIRECTOR COMPENSATION DURING 2007

The following table sets forth information on non employee director compensation. Allan G. Bortel and Paul David Schaeffer are directors of Epic Bancorp as well as directors of Tamalpais Bank and Tamalpais Wealth Advisors but are not compensated separately for services on Epic Bancorp’s Board. Carolyn B. Horan and Richard E. Smith are directors of Epic Bancorp as well as directors of Tamalpais Bank but are not compensated separately for services on Epic Bancorp’s Board. The information outlined below relates to compensation paid by Epic Bancorp, as the Bank did not pay any director compensation in 2007. Epic Bancorp held eleven (11) meetings in 2007. The Board members receive $4,000 per month, Audit Chairman receives $6,500 a month and the Chairman of the Board receives $8,000 per month.

Name	Fees Earned or Paid in Cash ($)		Other Compensation ($)	Option Awards ($)		Total ($)

Bortel, Allan	48,000	(1)	-0-	-0-		48,000
Horan, Carolyn	71,507	(2)	-0-	-0-		71,507
Schaeffer, Paul	48,000	(1)	-0-	1,141	(5)	49,141
Smith, Richard	78,000	(3)	-0-	-0-		78,000
Tappan, Jeffrey	48,000	(4)	-0-	-0-		48,000

(1)	Fees do not reflect premiums paid by the Directors for participation in Company-offered group dental and vision plans of $113.41 per month.

(2)	Fees include an increase in monthly fees from $4,000 to $7,333 effective 6/1/2007, reflecting new Board Chairman Responsibilities.

(3)	Amount represents annual stipend of $48,000 and additional compensation of $30,000 for Chairman of the Audit Committee.

(4)	Fees do not reflect premiums paid by the Directors for participation in Company-offered group medical and dental plans of $372.11 per month.

(5)	Represents the amount of compensation expense recognized under FAS 123R in 2007 with respect to option awards granted in 2007.

Compliance with Section 16 of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires Epic Bancorp’s directors, executive officers and ten percent or more shareholders of Epic Bancorp’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of Epic Bancorp’s equity securities. Officers, directors and ten percent or more stockholders are required by regulation to furnish Epic Bancorp with copies of all Section 16(a) forms they file.

To Epic Bancorp’s knowledge, based solely on review of the copies of such reports furnished to Epic Bancorp and written representations that no other reports were required during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to its executive officers, directors and beneficial owners of ten percent or more of Epic Bancorp’s equity securities appear to have been met except director Carolyn B. Horan, who filed a Form 4 due on July 29, 2007 on September 5, 2007.

Related Transactions with Management and Others

In January 2005, Epic Bancorp established a new subsidiary, Tamalpais Wealth Advisors, a registered investment advisor under the Investment Advisors Act of 1940, as amended, which is administered by the Securities Exchange Commission. Tamalpais Wealth Advisors provides investment management, financial planning and advice to high-net worth individuals, families and institutions in the Marin County and surrounding marketplace. Tamalpais Wealth Advisors was initially capitalized by a $100,000 capital infusion by Epic Bancorp. For 2007 and 2006 capital infusions to Tamalpais Wealth Advisors from Epic Bancorp totaled $115,000 and $436,000, respectively.

There have been no other transactions, or series of similar transactions, during 2007, or any other currently proposed transaction, or series of similar transactions, to which Epic Bancorp, Tamalpais Bank, or Tamalpais Wealth Advisors was or is to be a party, in which the amount involved exceeded or will exceed $120,000 and in which any director (or nominee for director) of Epic Bancorp, executive officer of the Epic Bancorp, any stockholder owning of record or beneficially 5% or more of Epic Bancorp’s Common Stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest.

Indebtedness of Management

Tamalpais Bank has had, and expects in the future to have banking transactions in the ordinary course of its business with many of Epic Bancorp and Tamalpais Bank’s directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling stockholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 2007 such transactions comprising loans did not involve more than the normal risk of collectibility or present other unfavorable features. As part of the Employee Loan Program, all employees, including executive officers, are eligible to receive mortgage loans at one percent (1%) below Tamalpais Bank’s prevailing interest rate at the time of loan origination. All loans to executive officers under the Employee Loan Program are made by Tamalpais Bank in compliance with the applicable restrictions of Section 22(h) of the Federal Reserve.

One-time Stipend Award

The Board of Directors approved a one-time stipend award of $24,000 to honor Jeff Tappan for his past services on the Board of Directors. This stipend would be paid in two installments with the first installment of $12,000 being paid on July 1, 2008 and the second installment of $12,000 would be paid on October 1, 2008.

PROPOSAL NO. 2

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF AMENDMENT T0
EPIC BANCORP’S ARTICLES OF INCORPORATION CHANGING THE COMPANY’S NAME TO
TAMALPAIS BANCORP

The shareholders are being asked to approve and amend to Article ONE of the Articles of Incorporation of Epic Bancorp to change the name of Epic Bancorp to Tamalpais Bancorp. As amended, Article One will read as follows:

“ONE: The name of this corporation is Tamalpais Bancorp.”

The amendment has been unanimously approved by the Board of Directors. In approving the proposed name change amendment, the Board of Directors considered the positive impact of aligning the three companies at a strategic level, leveraging the marketing dollars and having one brand and mission statement for the entire company. The Board of Directors of Epic Bancorp is proposing to the shareholders that it believes that it is in the best interest of Epic Bancorp to have a name which appropriately reflects the dynamic nature of the Bancorp’s operations.

REQUIRED VOTE AND RECOMMENDATION

The affirmative vote of a majority of the outstanding Epic Bancorp common stock is required to approve the amendment of the Amendment to Articles of Incorporation. An abstention or failure to vote any shares will be treated as a negative vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL TO CHANGE EPIC BANCORP ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME FROM EPIC BANCORP TO TAMALPAIS BANCORP.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of Epic Bancorp has selected and appointed Vavrinek, Trine, Day & Company LLP (“VTD”), independent public accountants, to examine the financial statements of Epic Bancorp for the year ending December 31, 2008. In recognition of the important role of the independent auditor, the Board of Directors has determined that its selection of the independent auditor should be submitted to the shareholders for review and ratification on an annual basis. The Board of Directors expects that a representative of VTD will be in attendance at the Annual Meeting and will be provided the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions of shareholders.

During the fiscal year ended December 31, 2007, VTD provided professional services in connection with the review of the Quarterly Reports on Form 10-Q filed during 2007, preparation for the audit of financial statements and the 10-K of Epic Bancorp for the fiscal year ended December 31, 2007, and consulted with Epic Bancorp’s management regarding year end tax planning.

Fees Paid to Independent Auditors

For 2007, the Audit Committee considered and deemed the services provided by Vavrinek, Trine, Day & Company LLP (“VTD”), Epic Bancorp’s independent auditor, compatible with maintaining the principal accountant’s independence. The following table sets forth the aggregate fees paid by Epic Bancorp to VTD for services rendered by VTD in fiscal years 2007 and 2006. The indicated services and fees are as follows:

	2007	2006

Audit Fees(1) :	$97,108	$74,705

Audit related fees:

Other accounting services	1,400	975

Tax fees:

Tax return preparation (2)	17,650	15,900

Tax consultation	550	750

All other fees(3) :	-0-	450

Total Fees	$116,708	$92,780

(1)

Audit fees consist of fees incurred in connection with the audit of Epic Bancorp’s 2007 annual financial statements and the review of the financial statements included in Epic Bancorp’s quarterly reports and the 10-K filed with the Securities Exchange Commission, as well as work generally provided by the independent auditor, such as statutory audits, consents and reviews of documents filed with the Securities Exchange Commission for Epic Bancorp.

(2)	Tax fees consist primarily of fees paid in connection with preparing federal and state income tax returns and other tax related services.

(3)	Consultation services.

For the fiscal year 2007 the Audit Committee considered and deemed the services provided by VTD compatible with maintaining the principal accountant’s independence. The Charter for the Audit Committee of the Board contains policies and procedures for pre-approval of audit and non-audit services from the independent public accountant.

Audit Committee’s Pre-Approval Policies and Procedures

All services provided by VTD require the pre-approval of the Epic Bancorp’s Audit Committee. All tax related services and all other services provided by Vavrinek, Trine, Day & Company, LLP for 2007 and 2006 were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF VAVRINEK, TRINE, DAY & COMPANY LLP AS EPIC BANCORP’S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2008. APPROVAL OF THE PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES REPRESENTED AND ENTITLED TO VOTE AT THIS MEETING, ASSUMING A QUORUM IS PRESENT.

ANNUAL REPORT ON FORM 10-K

The Annual Report on Form 10-K of Epic Bancorp for the fiscal year ending December 31, 2007 is being mailed simultaneously with this Proxy Statement.

Additional copies of Epic Bancorp’s Annual Report on Form 10-K for the fiscal year ending December 31, 2007, which was filed with the SEC, are available from Epic Bancorp without charge by writing to Michael Moulton, Chief Financial Officer, Epic Bancorp, 630 Las Gallinas Avenue, San Rafael, California 94903.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2009 ANNUAL MEETING OF
SHAREHOLDERS

It is anticipated that the next year’s Annual Meeting of Shareholders will be held on June 8, 2009. The deadline for shareholders to submit proposals for inclusion in the Proxy Statement and form of Proxy for the 2008 Annual Meeting of Shareholders is December 24, 2008. Additionally, with respect to any proposal by shareholders not submitted for inclusion in Epic Bancorp’s Proxy Statement, if notice of the proposal is not received by March 9, 2009, the notice will be considered untimely, and Epic Bancorp’s proxy holders will have discretionary authority to vote on the proposal.

ADDITIONAL INFORMATION

Under the Securities Exchange Act of 1934 Sections 13 and 15(d), periodic and current reports must be filed with the SEC. Epic Bancorp electronically files the following reports with the SEC: Form 10-K (Annual Report), Form 10-Q (Quarterly Report), Form 11-K (Annual Report for Employees’ Stock Purchase and Savings Plans), Form 8-K (Report of Unscheduled Material Events), and Form DEF 14A (Proxy Statement). It may file additional forms. The SEC maintains an Internet site, www.sec.gov in which all forms filed electronically may be accessed. Additionally, all forms filed with the SEC and additional shareholder information is available free of charge on our website www.epicbancorp.com. Epic Bancorp posts these reports to its website as soon as reasonably practicable after filing them with the SEC. None of the information on or hyperlinked from Epic Bancorp’s website is incorporated into this proxy statement.

OTHER MATTERS

The Board of Directors knows of no other matters which will be brought before the Meeting but if such matters are properly presented to the Meeting, Proxies solicited hereby will be voted in accordance with the judgment of the persons holding such Proxies. All shares represented by duly executed Proxies will be voted at the Meeting.

EPIC BANCORP,
a California corporation,

/s/ Paul David Schaeffer

San Rafael, California	Paul David Schaeffer, Secretary

April 23, 2008

APPENDIX “A”

Audit Committee Report

The Audit Committee of Epic Bancorp Board of Directors (the “Audit Committee”) is composed of four independent directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Richard E. Smith, CPA, as chair, Carolyn B. Horan, Ed.D, Allan G. Bortel, CFA and Paul David Schaeffer. The Audit Committee appoints Epic Bancorp’s independent accountants.

Management is responsible for Epic Bancorp’s internal controls and the financial reporting process. The independent accountants, Vavrinek, Trine, Day & Company LLP, are responsible for performing an independent audit of Epic Bancorp’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and Vavrinek, Trine, Day & Company LLP. Management represented to the Audit Committee that Epic Bancorp’s consolidated financial statements for the year ended December 31, 2007 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed these consolidated financial statements with management and Vavrinek, Trine, Day & Company LLP. The Audit Committee discussed with Vavrinek, Trine, Day & Company LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Vavrinek, Trine, Day & Company LLP also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Vavrinek, Trine, Day & Company LLP that firm’s independence. We have considered whether the provision of services by Vavrinek, Trine, Day & Company LLP not related to the audit of the financial statements referred to above and to the reviews of quarterly financial statements included in Epic Bancorp’s Forms 10-Q filed in 2007, is compatible with maintaining Vavrinek, Trine, Day & Company LLP’s independence.

Based on the Audit Committee’s discussion with management and Vavrinek, Trine, Day & Company LLP and the Audit Committee’s review of the representation of management and the report of Vavrinek, Trine, Day & Company LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Epic Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission (SEC).

Respectfully submitted by the Audit Committee,

Richard E. Smith, Allan G. Bortel, Carolyn B. Horan and Paul David Schaeffer

Revocable Proxy
EPIC BANCORP

Annual Meeting of Shareholders
June 9, 2008

The undersigned Shareholder(s) of Epic Bancorp (the “Company”) hereby appoints, constitutes and nominates Carolyn B. Horan and Richard E. Smith, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the San Rafael Corporate Center, 750 Lindaro Street (Tamalpais Room), San Rafael, California on Monday, June 9, 2008 at 5:30 p.m. local time, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1. Election of Directors. To elect the following six (6) persons to the Board of Directors of the Company to serve until the 2009 Annual Meeting of Shareholders and until their successors are elected and qualified.

Allan G. Bortel	Carolyn B. Horan
Evelyn Dilsaver	Paul Schaeffer
Mark Garwood	Richard E. Smith

☐ FOR all nominees listed above
☐ WITHHOLD AUTHORITY to vote for all nominees listed above

A Shareholder may withhold authority to vote for any nominee by lining through or otherwise striking out the name of such nominee(s) name as listed above.

2. To approve the amendment to the Articles of Incorporation to change the Company’s name from Epic Bancorp to Tamalpais Bancorp.

☐ For      ☐ Against      ☐ Abstain

3. Ratification of Auditors. To ratify the appointment of Vavrinek, Trine, Day & Company LLP as independent public accounts for the Company for its 2008 fiscal year.

☐ For      ☐ Against      ☐ Abstain

4. Other Business. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY BELOW:

Shareholder Sign Above	Date

Number of Shares

I (We) will ☐ will not ☐ attend the annual Meeting in person.

Detach above card, sign, date and mail in postage paid envelope provided

EPIC BANCORP

          The Board of Directors recommends a vote FOR all of the nominees for director listed above and for proposals 2 and 3. If any other business is properly presented at the Annual Meeting, this Proxy shall be voted in accordance with the judgment of the proxy holders. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted for all of the nominees for director named on this Proxy Card and For Proposals 2 and 3. This Proxy also vests discretionary authority to cumulate votes. This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its use.

          WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.

          If your address has changed, please correct the address in the space provided below and return this portion with the Proxy in the envelope provided.